UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 8, 2023
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Applied Bank Blvd, Suite 300, Glen Mills, Pennsylvania 19342
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Shares, $1.00 par value	AXTA	New York Stock Exchange
(Title of class)	(Trading symbol)	(Exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On November 8, 2023, Axalta Coating Systems Dutch Holding B B.V. (the “Issuer”), an indirect, wholly owned subsidiary of Axalta Coating Systems Ltd. (the “Company”), is commencing an offering (the “Offering”) of $500 million in aggregate principal amount of senior unsecured notes (the “Notes”) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), subject to market and other conditions. The Notes are expected to be fully and unconditionally guaranteed by the Company and each of the Company’s existing restricted subsidiaries that are borrowers or guarantors under its credit facilities (other than the Issuer), subject to certain exceptions. The Issuer expects to use the net proceeds of this Offering to redeem the €450 million outstanding aggregate principal amount of its 3.750% Senior Notes due 2025 (the “2025 Notes”), to pay related transaction costs and expenses and for general corporate purposes.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. When issued, the Notes and the guarantees thereof will not have been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act or the securities laws of any other jurisdiction. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the 2025 Notes.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain certain forward-looking statements regarding the Company and its subsidiaries including, but not limited to, statements regarding the Offering, the use of proceeds thereof and the redemption of the 2025 Notes. The Company has identified some of these forward-looking statements with words such as “expected” and other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, risks related to the Offering, the use of proceeds thereof and the redemption of the 2025 Notes, including that such transactions may not occur, and economic, competitive, governmental, geopolitical and technological factors outside of the Company’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect the Company’s actual results is available in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections within the Company’s most recent annual report on Form 10-K, and in other documents that the Company has filed with, or furnished to, the U.S. Securities and Exchange Commission, including the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	November 8, 2023	By:	/s/ Carl D. Anderson II
Carl D. Anderson II
Senior Vice President and Chief Financial Officer